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                                                                   Exhibit 10.24

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

           This FIRST AMENDMENT (the "Amendment"), made and entered into effective as of the 1st day of August 2001, by and between SHERWOOD BRANDS, INC., a Maryland corporation (the "Company"), and ANAT SCHWARTZ (the "Executive").

                                  WITNESSETH:

           WHEREAS, the Company and the Executive entered into that certain Employment Agreement, dated as of May 1, 1998 (the "Agreement");

           WHEREAS, the Executive and the Company now mutually desire to amend the Agreement.

           NOW, THEREFORE, effective as of the 1st day of'August, 2001, the Employment Agreement shall be amended as follows:

           1. Section 2.1 of the Agreement shall be deleted in its entirety and replaced with the following:

                  "Term of Employment. The term of this Agreement, and the employment of the Executive hereunder, shall commence on August 1, 2001 and shall expire on January 31, 2002, unless sooner terminated in accordance with the terms and conditions hereof"

           2. Section 2.2 of the Agreement shall be deleted in its entirety and replaced with the following:

                  "Renewal Terms. Unless written notice stating otherwise is received by the Company or the Executive within fifteen (I 5) days prior to the Expiration Date (as described in Section 2.3), this Agreement shall automatically renew for successive one-month terms."

           3. Section 3.1 of the Agreement shall be deleted in its entirety and replaced with the following:

                  "Base Salary. For the period August 1, 2001 through July 31, 2002, the Executive shall receive a base salary at the annual rate of $270,795 (the "Base Salary"), with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Compensation Committee or the Board, be increased at any time or

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                  from time to time. In addition, on August 1, 2002, and each subsequent August I prior to the Expiration Date, the Base Salary shall be increased by the greatest of.: (i) five percent (5%); (ii) that percentage by which the Consumer Price Index, for the Rockville, Maryland area published by the United States government (the "Index") for the immediately preceding fiscal year exceeds such index for the next preceding fiscal year. If publication of the Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living for the Rockville, Maryland area as computed and published by an agency of the United States government, or if no such agency computes and publishes such statistics, by any regularly published national financial periodical that does compute and publish such statistics.

           4. Section 3.2 of the Agreement shall be deleted in its entirety and replaced with the following:

                  "Awards. During the term of this Agreement, the Executive shall be eligible to receive performance and annual incentive awards (the "Awards") payable in cash in accordance with
                  Section 8 of the SHERWOOD BRANDS, INC. 1998 EXECUTIVE COMPENSATION PLAN, as may be amended from time to time (the "Executive Plan".). Except as otherwise provided for in this
                  Section 3.2, the Awards, if any, shall be determined pursuant to such formulae as the Committee or the Board, in its sole and absolute discretion, shall set forth from time to time in accordance with the Executive Plan, except that:

                         (i) In no event shall the Awards payable to the Executive in any fiscal year while this Agreement is in effect be less than her pro-rata share of the Bonus Pool.

                         (ii) The "Bonus Pool" for the fiscal year ended July 31, 2001 shall not be less than 15% of the amount, if any, by which pre-tax profits for that fiscal year exceeds $1,440,000 (the "Base Year Bonus Pool").

                         (iii) For fiscal years beginning on or after August 1,
                  2001 during the term of this Agreement, the Bonus Pool shall be equal to the product of:

                               (x) The sum of 100% plus the percentage, if any, by which the earnings before interest, taxes, depreciation and amortization (EBITDA) of the Company for the fiscal year, calculated prior to any deduction for any Awards made from the Bonus Pool for that year (the "Adjusted EBITDA") exceeds the Company's EBITDA for the Company's fiscal year ended July 21 1, 2001, calculated prior to any deduction for any Awards made from the Bonus Pool for that year (the "Adjusted Base Year EBITDA"), multiplied by

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                               (y)  the Base Year Bonus Pool.

                  If the Adjusted EBITDA for the fiscal year for which the Award is being determined does not exceed the Adjusted Base Year EBITDA, then the Bonus Pool for that year shall be equal to the product of the Base Year Bonus Pool times the percentage of the result of dividing the Adjusted EBITDA for such fiscal year by the Adjusted Base Year EBITDA. If the Adjusted EBITDA for the fiscal year is less than $2,000,000 then the Bonus Pool for that year shall be zero, or such other amount , if any , as the Board shall determine.

                         (iv) The Bonus Pool for any fiscal year, as determined above, shall be shared by the Executive and whomever of Amir Frydman, Uziel Frydman, and Ilana Frydman shall be employed by the Company for any portion of the fiscal year for which the Bonus Pool is being determined, pro rata, based upon the amount of Base Salary paid to each of them, respectively, by the Company during that fiscal year.

                  "Pre-tax profits" shall mean those profits of the Company for any fiscal year determined prior to the reduction for any federal or state income taxes and prior to the grant of any Awards to the Executive or any other individual under the Executive Plan and determined in accordance with generally accepted accounting principles as consistently applied. EBITDA shall have the same meaning for purposes of this Agreement as it is given for purposes of the Company's financial statements, and shall be determined in accordance with generally accepted accounting principles as consistently applied. Any Awards payable pursuant to this Section 3.2 are sometimes hereinafter referred to as "Incentive Compensation." Each period for which Incentive Compensation is payable under the Executive Plan is sometimes hereinafter referred to as a Bonus Period. Unless otherwise specified by the Committee or the Board pursuant to the Executive Plan, the Bonus Period shall be the fiscal year of the Company."

           5. Section 5.4(iv) of the Agreement shall be deleted in its entirety and replaced with the following:

                         "(iv) pay to the Executive the greater of (1) the
                  Incentive Compensation payable under such formula, if any, set forth by the Committee or the Board in its discretion pursuant to Section 3.2 hereof, provided such formula takes into account the relationship that the portion of the year in which the termination occurs that the Executive was employed by the Company bears to the total year, and if not, a portion of the Incentive Compensation payable under such formula which bears the same relationship to the Incentive Compensation as the number of days the Executive was employed by the Company during the year in which the termination occurs bears to 365, payable in the time and manner specified under such formula, or (2) her pro-rata portion of the Bonus Pool, if any,

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                  for the Bonus Period in which such termination occurs, in the time, manner, and amount provided in Section 3.2 hereof,"

           6.     After Section 5.5 of the Agreement shall be inserted new
Section 5.5A, which shall read as follows:

                  "Retirement.

                         (a)   If the Executive's employment is terminated under
                  Section 5.4 or 5.5 hereof, or by expiration of this Agreement under Section 2 hereof, after the Executive has attained the age of 65, the Executive shall be entitled to the following benefits in addition to any benefits provided by the applicable termination provision:

                               (i)   The Company shall continue to provide
                  health and dental insurance, as provided under Section 4.2 hereof, under the Company's health and dental plans for as long as it shall be permissible and practical. Thereafter, the Company shall reimburse the Executive for the cost of purchasing comparable coverage, until the Executive's death;

                               (ii) The Company shall cause the title to the automobile provided to the Executive under Section 4.4 hereof to be transferred to the Executive, free and clear of any encumbrances. The Company shall continue to pay the insurance premiums for the automobile so long as it is owned and operated by the Executive as her primary vehicle;

                               (iii) The Company shall continue to furnish the
                  Executive with an office, secretarial help and other reasonable facilities and services consistent with Section 4.3 of this Agreement, until the Executive's death.

                         (b)   If the Executive's employment is terminated under
                  Section 5.4 or 5.5 hereof, or by expiration of this Agreement under Section 2 hereof, prior to the time the Executive has attained the age of 65, the Executive shall be entitled to the following benefits in addition to any benefits provided by the applicable termination provision:

                               (i)   The Company shall continue to provide
                  health, dental, and long-term disability insurance, as provided in Section 4.2 hereof, under the Company's health, dental, and long-term disability plans for a period of two years from the date of termination or expiration of this Agreement;

                               (ii) The Company shall cause the title to the automobile provided to the Executive under Section 4.4 hereof to be transferred to the Executive, free and clear of any encumbrance. The Company shall continue to pay the insurance premiums for the automobile for a period of two years from the date of termination or expiration of this Agreement, or so long as it is owned and operated by the Executive as her primary vehicle, whichever is shorter.

                         (c)   If the Executive's employment is terminated under
                  Section 5.4 or 5.5 hereof, or by expiration of this Agreement under Section 2

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                  hereof, and the Executive agrees to continue to perform
                  services for the Company thereafter at the Company's request, the Company shall pay the Executive $200 per hour for such services. An, amounts paid under this Section 5.5A(c) shall be treated as Base Salary of the Executive for the purposes of this Agreement. Nothing in this Section 5.5A(c) shall diminish any benefits payable to the Executive under any other provision of this Agreement.

                  The provisions of this Section 5.5A shall survive the term of this Agreement."

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective as of the day and year first above written.


EXECUTIVE                                     COMPANY
                                              SHERWOOD BRANDS, INC., a Maryland
                                              corporation



/s/ Anat Schwartz                             By: /s/ [ILLEGIBLE]
----------------------                           --------------------------
Anat Schwartz                                 Name.
                                              Title:

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